AMENDED AND RESTATED LITTELFUSE
DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

ARTICLE I
PURPOSE OF THE PLAN

The purpose of the Littelfuse Deferred Compensation Plan for Non-Employee Directors (the “Plan”) is to promote the ownership by non-employee directors of Littelfuse, Inc., a Delaware corporation (the "Company"), of shares of common stock, $.01 par value, of the Company (the "Company Common Stock”), by allowing them to elect to receive shares of the Company Common Stock in lieu of their receiving some or all of the cash compensation which they would otherwise be entitled to receive as payment for their services as directors of the Company. The Company believes that ownership of the Company Common Stock by its non-employee directors aligns the interests of such non-employee directors more closely with the interests of the stockholders of the Company and that the Plan will also assist the Company in attracting and retaining highly qualified persons to serve as non-employee directors of the Company.

The Plan was last amended and restated effective March 17, 2005 and amended on January 1, 2008 and October 25, 2013. This Plan is hereby amended and restated effective August 1, 2020 in its entirety, in order to incorporate all prior amendments and to make certain additional amendments.

ARTICLE II
ELECTIONS BY ELIGIBLE DIRECTORS

Section 2.1. Eligibility. Any person who is serving as a member of the Board of Directors (the “Board”) of the Company and who is not an employee of the Company or any of its subsidiaries shall be eligible to participate under the Plan (hereinafter referred to individually as an "Eligible Director" and collectively as the "Eligible Directors”).

Section 2.2. Compensation. As used herein, the term “Compensation” shall mean any and all fees and retainers payable in cash to an Eligible Director by the Company for his or her services as a director, including, without limitation, his or her annual retainer and meeting fees. An Eligible Director shall be deemed to have earned one-fourth of his or her annual retainer fee on the date of each of the four regularly-scheduled Board meetings, whether or not he or she attends such meeting.

Section 2.3. Compensation Deferrals. An Eligible Director may, by filing a written election with the Secretary of the Company from time to time, direct the Company to defer some or all of his or her Compensation in such amount or percentage as specified by such Eligible Director and to credit the amount of such deferral to such Eligible Director's Deferred Compensation Account. Such election may be made within 30 days after an Eligible Director is first elected to the Board. If not made during such 30-day period, the election may be made prior to the beginning of any subsequent year, and shall take effect on the first day of such subsequent year.

Deferred amounts shall be credited to Deferred Compensation Accounts on the date that the applicable retainer or meeting fees would otherwise be paid to members of the Board, which is usually during the week following each regularly-scheduled Board meeting to be made as of the date that such Compensation is deemed to have been earned by such Eligible Director.

Section 2.4. Elections. Once an election by an Eligible Director to defer some or all of his or her Compensation becomes effective pursuant to this Article, such election shall remain in effect until written notice terminating or amending said election is delivered by said Eligible Director to the Secretary of the Company (or his or her designee). Any termination or amendment of an election shall take effect on the first day of the year following the year in which the notice is delivered to the Secretary.

Section 2.5. Maximum Number of Shares. The maximum number of shares of Company Common Stock (“Shares”) which may be issued pursuant to the Plan shall be 160,000 shares.

ARTICLE III
ESTABLISHMENT OF AND CONTRIBUTIONS TO TRUST

Section 3.1. Establishment of Trust. The Company shall establish a rabbi trust (the "Trust") with a trustee approved by the Board (the "Trustee") pursuant to a trust agreement approved by the Board (the "Trust Agreement") for the purpose of holding cash and Shares for the benefit of the Eligible Directors.

Section 3.2. Establishment of Accounts. The Trustee shall establish a separate account under the Trust for each Eligible Director who elects to defer Compensation pursuant to the Plan, to which all deferred Compensation described in Section 2.3 shall be credited.

Section 3.3. Contribution of Shares to Accounts. Each quarter, on or about the same date that deferred amounts are credited to Accounts pursuant to Section 2.3 above (the “Purchase Date”), the Company shall deliver instructions to the Trustee to apply any cash credited to each Eligible Director’s Account as of such Purchase Date to purchase a number of Shares equal to the balance of the Eligible Director's Account divided by the Current Market Price; provided, however, that no fractional Shares shall be issued. As used herein, the term "Current Market Price" with respect to each such issuance of shares shall mean the closing price for Shares on the NASDAQ Global Select Market on the trading day immediately prior to such Purchase Date.

Section 3.4. Dividends and Distributions. All dividends payable in cash with respect to any Shares held in the Trust for the benefit of an Eligible Director which are received by the Trustee shall be reinvested by the Trustee in Shares, either pursuant to purchases from the Company or from third parties, credited to the Account of such Eligible Director. All non-cash dividends or other distributions with respect to any Shares held in the Trust for the benefit of an

Eligible Director which are received by the Trustee, or any shares of stock or other securities of another entity into which such Shares shall be converted or exchanged pursuant to a merger, consolidation, exchange offer or other transaction which are received by the Trustee, shall be credited to such Eligible Director’s Account.

Section 3.5. Voting of Shares. All Shares or other voting securities credited to an Eligible Director's Account shall be voted by and in the discretion of the Trustee.

Section 3.6. Trustee's Fees. All fees and expenses of the Trustee under the Trust Agreement shall be paid by the Company.

Section 3.7. Vesting. Except as otherwise provided in Article V hereof, the interests of the Eligible Directors in their respective Accounts and shall at all times be fully vested and non-forfeitable.

ARTICLE IV
DISTRIBUTION OF ACCOUNTS

Section 4.1. Time of Distribution. Distribution of any amounts or assets credited to an Eligible Director's Account shall commence or be made in the manner described in Section 4.2 hereof within ten (10) days after the earlier of:

(i) the date of the Eligible Directors’ termination of service on the Board on account of resignation, removal, replacement, retirement, death or otherwise; or

(ii) the date the Board determines that it is in the best interests of the Company or such Eligible Director that such distribution shall be made; provided, however, that such Eligible Director must abstain from voting on or with respect to, and may not otherwise participate in, any such determination; and provided further, that the Board may only direct a distribution pursuant to clause (ii) of any amount that was deferred on or after January 1, 2005 (or the income attributable to such amounts) to the extent the Board determines that such distribution    is necessary to alleviate an unforeseeable emergency, including any tax imposed on the distribution. For purposes of the preceding sentence, an unforeseeable emergency means a severe financial hardship to the Eligible Director resulting from an illness or accident of the Eligible Director (or the Eligible Director's spouse, Beneficiary, or tax dependent); loss of the Eligible Director's property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Eligible Director, determined in accordance with regulations or other guidance promulgated under Section 409A of the Internal Revenue Code of 1986 ("Section 409A"). For purposes of this Section 4.1, an Eligible Director shall not be considered to have terminated his or her service on the Board until he has incurred a “separation from service” as defined in Section 409A.

Notwithstanding any provision in the Plan to the contrary, if at the time of an Eligible Director’s separation from service he or she is a “specified employee” (within the meaning of that term under Internal Revenue Code Section 409(a)(2)(B) and determined using any identification methodology and procedure selected by the Company from time to time, or if none, the default methodology and procedure specified under Section 409A), then any payment under this Plan that is considered “nonqualified deferred compensation” under Section 409A that is payable on account of the Eligible Director’s separation from service shall be delayed until the date which is the earlier of (A) the expiration of six (6) months following the date of the Eligible Director’s separation from service, and (B) the date of the Eligible Director’s death, at which time all payments delayed pursuant to this paragraph shall be paid to the Eligible Director in a lump sum, and any remaining payments due under this Plan shall be paid or provided in accordance with the normal payment dates specified for them in this Plan. The above specified employee delay shall not apply to any payments that are excepted from coverage by Section 409A.

Section 4.2. Method of Distribution.

(a) At the time of an Eligible Director's initial election described in Article II, the Eligible Director making such election shall specify in a written notice delivered to the Secretary of the Company (or his or her designee) whether the amounts and assets credited to his or her Account shall be distributed to him or her (or his or her beneficiary) in a single lump sum distribution at the time described in Section 4.1, or in not more than ten (10) annual installments. The first such installment shall be paid at the time described in Section 4.1, and subsequent payments shall be made on each anniversary of such date. The amount of each such installment shall be equal to the cash balance and the number of Shares in his or her Account immediately prior to the distribution; in each case divided by the number of installments remaining to be paid (with Shares rounded to the next higher number of whole Shares). If an Eligible Director shall fail to make such an election, he or she shall be deemed to have elected a lump sum distribution.

(b) The Eligible Director may change his or her distribution election from time to time by delivering written notice to the Secretary of the Company (or his or her designee), subject to the following. No change in a distribution election may be made within one year before the Eligible Director terminates his or her service on the Board, and if an Eligible Director’s service on the Board is terminated within one year after notice of any such change is given to the Secretary, such change will be null and void. If an Eligible Director changes his or her distribution election, then the portion of his or her Account, and the number of Shares in his or her Account attributable to amounts deferred after December 31, 2004, and before the first day of the year following the year in which the notice of such change is given to the Secretary (including amounts attributable to earnings), shall be distributed (or begin to be distributed in the case of installments) on the day that is five (5) years after the date such amount would have been distributed had such change not been made. For purposes of Section 409A, payment in installments shall be considered a single payment.

(c) Any amounts or assets credited to an Eligible Director’s Account shall be distributed or commence to be distributed to such Eligible Director or his or her beneficiary at the time described in Section 4.1 in the manner so specified. If the Company is not Insolvent (as hereinafter defined) at the time of any distribution, the distributions shall be made from the Eligible Director’s Account and charged to the Eligible Director’s Account.

Section 4.3. Designation of Beneficiary. Each Eligible Director participating in the Plan shall designate a beneficiary or beneficiaries to whom distributions shall be made pursuant to Section 4.2 in the event of the death of the Eligible Director before his or her entire Account is distributed. If there is no designated beneficiary, or no designated beneficiary surviving at an Eligible Director's death, the Eligible Director's beneficiary shall be his or her estate. Beneficiary designations shall be made in writing. An Eligible Director may designate a new beneficiary or beneficiaries at any time by filing a new election with the Secretary of the Company (or his or her designee).

Section 4.4. Taxes. In the event any taxes are required by law to be withheld or paid from any distributions made pursuant to the Plan, the Company or Trustee (as applicable) shall deduct the amount of such taxes from such distributions and shall transmit the withheld amounts to the appropriate taxing authority or obtain payment from the appropriate Eligible Director of the amount of any such taxes prior to any such distributions.

ARTICLE V
CREDITORS AND INSOLVENCY

Section 5.1. Claims of the Company's Creditors. All balances in the Accounts and any issuances of Shares to be made by the Company and any distribution to be made by the Trustee pursuant to the Plan and Trust Agreement, shall be subject to the claims of the general creditors of the Company, including judgment creditors and bankruptcy creditors. The rights of an Eligible Director or his or her beneficiaries to any assets of the Company or the Trust shall be no greater than the rights of an unsecured creditor of the Company.

Section 5.2. Notification of Insolvency. In the event the Company becomes Insolvent, the Board or the President of the Company shall promptly notify the Trustee of that fact. In the event the Company becomes Insolvent, the Company shall not issue any further Shares under the Plan. The Trustee shall not make any further distributions from the Trust to any Eligible Director or any beneficiary under the Plan after such notification that the Company is Insolvent is received or at any time after the Trustee has knowledge that the Company is Insolvent. Under any such circumstance, the Trustee shall deliver any property held in the Trust only as a court of competent jurisdiction may direct to satisfy the claims of the Company's creditors or otherwise. For purposes of this Plan, the Company shall be deemed to be "Insolvent" if the Company is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code, as amended, or is unable to pay its debts as they become due.

ARTICLE VI
MISCELLANEOUS

Section 6.1. Funding. Neither any Eligible Director, nor his or her beneficiaries, nor his or her heirs, successors or assigns, shall have any secured interest in or claim on any property or assets of the Company or the Trust under or pursuant to the Plan or otherwise. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to credit certain amounts to the Accounts and to issue and deliver Shares to the Trustee for the benefit of the Eligible Directors. The Company shall fund the Trust in accordance with the terms of the Plan, but all assets contained therein shall be and remain subject to the claims of the Company's general creditors as provided in Article V hereof.

Section 6.2. Term of Plan. The Board reserves the right to amend the Plan or Trust Agreement or terminate the Plan or Trust at any time; provided, however, that no amendment or termination shall affect the rights of Eligible Directors to amounts or assets previously credited to their Accounts and, provided further, that the Plan may not be amended more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act, as amended, or the rules thereunder, if such amendment would cause the Plan not to be in compliance with Rule 16b-3 under the Securities Exchange Act of 1934. Notwithstanding the foregoing, the Trust shall remain in effect until such time as the entire corpus of the Trust has been distributed pursuant to the terms of the Trust Agreement, and the Plan shall remain in effect until such time as all amounts credited to Eligible Directors’ Accounts are distributed pursuant to Article IV hereof.

Section 6.3. Assignment. No right or interest of any Eligible Director or his or her beneficiary (or any person claiming through or under such Eligible Director or his or her beneficiary) in any benefit or payment under the Plan or the Trust shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of such Eligible Director.

Section 6.4. Tax Effect. This Plan is intended to be treated as an unfunded deferred compensation plan under the Internal Revenue Code of 1986, as amended (the “Code”) and, with respect to amounts deferred on and after January 1, 2005, to comply in all respects with the requirements of Section 409A and, to the maximum extent permitted by law, the Plan shall be so construed and administered. It is the intention of the Company that the amounts of Compensation which an Eligible Director elects to have deferred pursuant to the Plan shall not be include in the gross income of such Eligible Director or his or her beneficiaries until such time as the amounts or assets credited to such Eligible Director’s Account are distributed to the Eligible Director or his or her beneficiary under the Plan. If at any time any amount attributable to the Eligible Directors’ Accounts are includible in the gross income of any Eligible Director or his or her beneficiary before distribution pursuant to Article IV, the amount includible in income shall be immediately distributed to the respective Eligible Director or beneficiary. Distributions described in the preceding sentence shall only be made from the Trust if the Company is not Insolvent at the time for such distribution.

Section 6.5. Compliance with Rule 16b-3. It is the intent of· the Company that the Plan comply in all respects with applicable provisions of Rule 16b-3 under the Securities Exchange Act of 1934. Accordingly, if any provision of the Plan does not comply with the requirements of said Rule 16b-3 as then applicable to any such Eligible Director, or would cause any Eligible

Director to no longer be deemed a "disinterested person" within the meaning of said Rule 16b-3, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such Eligible Director. In addition, the Board shall have no authority to make any amendment, alteration, suspension, discontinuation or termination of the Plan or take other action if and to the extent such authority would cause an Eligible Director's transactions under the Plan not to be exempt or any Eligible Director no longer to be deemed a "disinterested person," under said Rule 16b-3.

Section 6.6. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Illinois.

Section 6.7. Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns.

Section 6.8. Effective Date of Plan. The Plan was originally approved by the stockholders of the Company effective as of March 17, 1995. The effectiveness of this amendment and restatement shall not be contingent on approval by the stockholders of the Company.

Section 6.9. No Right to Continued Service. Nothing contained herein shall be construed to confer upon any Eligible Director the right to continue to serve on the Board or in any other capacity.

Section 6.10. Compliance with Section 409A. Notwithstanding anything to the contrary contained in the Plan:

(i)    Distributions. No distributions shall be permitted or made under the Plan which would cause the Plan not to meet, or to be deemed to be operated not in accordance with, the requirements of Section 409A(a)(2) of the Code.

(ii)    Acceleration of Benefits. The acceleration of the time or schedule of any payment or distribution under the Plan which would cause the Plan not to meet, or be deemed to be operated not in accordance with, the requirements of Section 409A(a)(2) of the Code is prohibited, except as provided in regulations promulgated from time to time by the Secretary of the Treasury.

(iii)    Elections. No elections shall be permitted or made under the Plan which will cause the Plan to fail to meet, or be deemed to be operated not in accordance with, the requirements of Section 409A(a)(4) of the Code;

provided, however, that the provisions of this Section 6.10 shall not apply to amounts deferred before January 1, 2005, except to the extent necessary to prevent the Plan from (i) failing to meet the requirements of Section 409A(a)(2), (3) and (4) of the Code or (ii) not being operated in accordance with such requirements.